 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 9, 2025

The Estée Lauder Companies Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-14064	11-2408943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

767 Fifth Avenue, New York, New York		10153
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code
212-572-4200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $.01 par value	EL	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors and (d) Election of Directors

On January 9, 2025, Ronald S. Lauder, a member of the Board of Directors (the “Board”) of The Estée Lauder Companies Inc. (the “Company”), notified the Company that he will retire from the Board, effective January 10, 2025. Prior to retiring from the Board, he was a Class II director, and had been a Board member since 2016. The decision to retire from the Board by Mr. R. Lauder is not due to any disagreements with the Company on any matter relating to the Company’s operations, policies, or practices. Mr. R. Lauder will remain Chairman of Clinique Laboratories LLC.

Eric Zinterhofer, 53, has been elected by the Board as a Class II director, as Mr. R. Lauder’s designee under the Stockholders’ Agreement (as described below). His election is effective upon Mr. R. Lauder’s retirement from the Board. Currently, Mr. Zinterhofer is a Founding Partner of Searchlight Capital Partners, L.P. (“Searchlight”), a private equity firm, and is jointly responsible for overseeing its activities with the two other founding partners. In his capacity at Searchlight, Mr. Zinterhofer advises on a wide range of transactions, including leveraged buyouts, growth equity, recapitalizations and investments for companies. Previously, he served as a senior partner at Apollo Management, L.P. from 1998 until May 2010. Mr. Zinterhofer is on the boards of directors of Charter Communications, Inc. and Liberty Latin America Ltd. Within the past five years, he served as a director of Global Eagle Entertainment, Inc. and Hemisphere Media Group. Mr. Zinterhofer is the son-in-law of Mr. R. Lauder, the brother-in-law of Jane Lauder (a current member of the Board), and is the husband of Aerin Lauder Zinterhofer, who is Style & Design Director, Estée Lauder Renutriv and has agreements with the Company described in the Company’s Proxy Statement, dated September 19, 2024.

As a non-employee director of the Company, Mr. Zinterhofer will receive the compensation described under “Director Compensation” in the Company’s Proxy Statement dated September 19, 2024.

Certain members of the Lauder family and certain related entities and trusts are parties to a stockholders’ agreement with the Company (the “Stockholders’ Agreement”), which is described in the Company’s Proxy Statement, dated September 19, 2024, under the captions “Additional Information Regarding the Board of Directors-Stockholders’ Agreement and Lauder Family Control” and “Certain Relationships and Related Transactions-Stockholders’ Agreement.” The Stockholders’ Agreement will terminate upon the occurrence of certain specified events, including the transfer of shares of Common Stock by a party to the Stockholders’ Agreement that causes all parties thereto immediately after such transaction to own beneficially in the aggregate shares having less than 10% of the total voting power of the Company. Collectively, the parties to the Stockholders’ Agreement own shares of Class A and Class B Common Stock having approximately 84% of the voting power of the Company as of September 30, 2024. All Lauder Family Members who are party to the Stockholders’ Agreement have agreed to vote shares beneficially owned by them for Leonard A. Lauder (or for one of his sons), Ronald S. Lauder (or for one of his daughters), and one person, if any, designated by each as a director of the Company. In accordance with this agreement, Mr. L. Lauder designated Mr. William Lauder and Mr. Gary Lauder as directors, and Mr. R. Lauder designated Ms. J. Lauder and Mr. Zinterhofer as directors.

The Company is tremendously grateful for the valuable contributions of Mr. R. Lauder during the time he served on our Board.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits. See Exhibit Index below, incorporated herein by reference.

Exhibit Index

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ESTÉE LAUDER COMPANIES INC.

Date:	January 10, 2025	By:	/s/ Rashida La Lande
Rashida La Lande
Executive Vice President and General Counsel

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